CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included or made a part of this registration statement.


                                              /s/ ARTHUR ANDERSEN LLP
                                              ARTHUR ANDERSEN LLP
Melville, New York
October 25, 1999